                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     TENDERS OF COMMON STOCK PURSUANT TO THE
                        OFFER TO PURCHASE FOR CASH UP TO
                         900,000 SHARES OF COMMON STOCK
                                       OF
                             AQUA CARE SYSTEMS, INC.

         As set forth in Section 2 under the caption "The Tender Offer" of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.001 per share ("Shares"), of Aqua Care Systems, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmissions or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 under the caption "The Tender Offer" of the Offer to Purchase.


                        The Depositary for the Offer is:

                            WILMINGTON TRUST COMPANY

          By Mail:                          By Hand/Overnight Delivery:
Corporate Trust Reorg. Svcs.                 Wilmington Trust Company
  Wilmington Trust Company              1105 North Market Street, 1st Floor
       P.O. Box 8861                           Wilmington, DE 19801
 Wilmington, DE 19899-8861              Attn: Corporate Trust Reorg. Svcs.
                                                Fax: (302) 651-1079
                                             Telephone: (302) 651-8869

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.



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LADIES AND GENTLEMEN:

         The undersigned hereby tenders to AV, Inc., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated February 22, 2001 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 under the caption "The Tender Offer" of the Offer to Purchase.

Number of Shares_______________________________________________________________

Name(s) of Record Holder(s):___________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Certificate Nos. (if available):_______________________________________________
                                                   PLEASE PRINT

_______________________________________________________________________________

_______________________________________________________________________________


Address(es):___________________________________________________________________
                                                     ZIP CODE
Area Code and Tel. No.:________________________________________________________

(Check one box if Shares will be tendered by book-entry transfer)

[ ]      The Depository Trust Company

Signature(s):__________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Account Number_________________________________________________________________

_______________________________________________________________________________


Dated:______________________________

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days after the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name of Firm:__________________________________________________________________

_______________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Address:_______________________________________________________________________
                                                                     (ZIP CODE)

Name:__________________________________________________________________________

_______________________________________________________________________________


Title:_________________________________________________________________________

Area Code and
Tel No.:_______________________________________________________________________

Dated:_________________________________________________________________________

     NOTE:        DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE;
                  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.